            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. The "IRS" is the Internal Revenue Service.

 -------------------------------------------------------------------------------
                                               GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:                      SECURITY NUMBER OF --
 -------------------------------------------------------------------------------
1.         Individual                          The individual
2.         Two or more individuals (joint      The actual owner of the account
           account)                            or, if combined funds, the first
                                               individual on the account(1)
3.         Custodian account of a minor        The minor(2)
           (Uniform Gift to Minors Act)
4.         a. The usual revocable savings      The grantor-trustee(1)
              trust (grantor is also trustee)
           b. So-called trust account that is  The actual owner(1)
              not a legal or valid trust
              under state law
5.         Sole proprietorship or single-      The owner(3)
           owner LLC
6.         Sole proprietorship or single-      The owner
           member LLC
---------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF --
 -------------------------------------------------------------------------------
    7.     A valid trust, estate, or pension   The legal entity
           trust
    8.     Corporate or LLC electing           The corporation
           corporate status on Form 8832
    9.     Association, club, religious,       The organization
           charitable, educational, or other
           tax-exempt organization
   10.     Partnership or multi-member LLC     The partnership
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school district,
           or prison) that receives
           agricultural program payments
---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

(Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number, apply for one immediately. To apply for a social security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a taxpayer identification number, or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include:
  1. An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  2. The United States or any of its agencies or instrumentalities.
  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  5. An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:
  6. A corporation.
  7. A foreign central bank of issue.
  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  9. A futures commission merchant registered with the Commodity Futures Trading Commission.
  10. A real estate investment trust.
  11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
  12. A common trust fund operated by a bank under Section 584(a).
  13. A financial institution.
  14. A middleman known in the investment community as a nominee or custodian.
  15. A trust exempt from tax under Section 664 or described in Section 4947.

EXEMPT RECIPIENTS
Broker transactions 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.
  Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from backup withholding" box, sign and date the form, and return it to the payer. Foreign payees who are not subject to backup withholding should complete an IRS Form W-8BEN (or other appropriate IRS Form W-8) and return it to the payer.

Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

       FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS

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